Exhibit 3.1

Articles of Incorporation

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

1. Name corporation:

Western Glory Hole, Inc.

2. The articles have been amended as follows (provide article numbers, if applicable):

ARTICLE I – NAME

The name of this corporation shall be:

HEALTH ENHANCEMENT PRODUCTS, INC.

3. The vote be which the stockholders holding shares in the corporation enabling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

6,402,450 (62.5%)

4. Effective date of filing (optional):

5. Officer Signature (required):    /s/ Howard R. Baer

Filed #: C1851-83

December 9, 2003

In the office of

Dean Heller

Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF WESTERN GLORY HOLE, INC.

     We,  the undersigned, Fred Hefferon, President and John Riche, Secretary of Western  Glory Hole, Inc., do hereby certify that the Board of Directors of said corporation  at  a  meeting  duly  convened, held on the 14th day of April, 1999 adopted  a  resolution  to  amend  the  original  articles  as  follows:

ARTICLE  FIRST  WHICH  PRESENTLY  READS  AS  FOLLOWS:

ARTICLE FIRST

CORPORATE NAME

           The name of the corporation is:  L. Peck Enterprises, Inc.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

ARTICLE FIRST

CORPORATE NAME

The  name  of  the  corporation  is:  WESTERN  GLORY  HOLE,  INC.

ARTICLE  FOURTH  WHICH  PRESENTLY  READS  AS  FOLLOWS:

ARTICLE FOURTH

STOCK

     That the total number of voting common stock authorized that may be used by the  Corporation  is TWENTY FIVE HUNDRED (2,500) shares of stock without nominal or  par  value  and  no  other  class of stock shall be authorized.  Said shares without  nominal or par value may be issued by the corporation from time to time for  such  considerations  as  may  be  fixed  from time to time by the Board of Directors.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

ARTICLE FOURTH

STOCK

     The total authorized capital stock of the Corporation is 100,000,000 shares of  Common  Stock,  with  a  par value of $0.001 (1 mil).  All stock when issued shall  be  deemed  fully  paid  and nonassessable.  No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The  authorized  stock of this corporation may be issued at such time, upon such  terms  and conditions and for such consideration as the Board of Directors shall,  from  time  to  time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this Corporation.

ARTICLE  FIFTH  WHICH  PRESENTLY  READS  AS  FOLLOWS:

ARTICLE FIFTH

DIRECTORS

     The  governing  board  of this corporation shall be known as directors, and the  number  of directors may from time to time be increased or decrease in such manner  as  shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in  cases  where  all  the  shares  of  the  corporation  are  unissued or owned beneficially  and  of  record  by  either one or two stockholders, the number of directors  may  be  less  than  three  (3)  but  no  less  than  the  number  of stockholders.

     The  name  and post office address of the first Board of Directors shall be one  (1)  in  number  and  listed  as  follows:

NAME

POST  OFFICE  ADDRESS

---------

-----------------------------------

Dorothy  J.  Laughlin

2527  N  Carson,  Suite  205,

Carson  City,  NV   89701

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

ARTICLE FIFTH

DIRECTORS

     The  Directors  are hereby granted the authority to do any act on behalf of the  Corporation  as may be allow by law.  Any action taken in good faith, shall be  deemed  appropriate  and in each instance where the Business Corporation Act provides  that  the  Director may act in certain instances where the Articles of Incorporation  so  authorize,  such  action by the Directors, shall be deemed to exist  in  these Articles and the authority granted by said Act shall be imputed hereto  without  the  same  specifically  having  been  enumerated  herein.

     The  Board  of Directors may consist from one (1) to nine (9) directors, as determined,  from  time  to  time  by  the  then  existing  Board  of Directors.

THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED

---------------------------------------------

ARTICLE TWELVE

COMMON DIRECTORS

     As provide by Nevada Revised Statutes 78.140, without repeating the section in  full  here, the same is adopted and no contract or other transaction between this  Corporation  and  any of its officers, agents or directors shall be deemed void  or  voidable  solely for that reason. The balance of the provisions of the code  section  cited,  as  it  now exists, allowing such transactions, is hereby incorporated  in  this  Article as though more fully set-forth, and such Article shall  be  read  and  interpreted  to  provide  the  greatest  latitude  in  its application.

ARTICLE THIRTEEN

LIABILITY OF DIRECTORS AND OFFICERS

     No  Director,  Officer  or  Agent,  to include counsel, shall be personally liable  to the Corporation or its Stockholder for monetary damage for any breach shall  be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article, shall be liable to the extent provided by  applicable  law,  for acts or omission which involve intentional misconduct, fraud  or  a  knowing  violation  of  law,  or  for  the payment of dividends in violation  of  NRS  78.300.

ARTICLE FOURTEEN

ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

     This  corporation  shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in  any  way  whatsoever  affect the management, operation or be applied in this Corporation.  This  Article  may  only be amended by a majority vote of not less than  90% of the then issued and outstanding share of the Corporation.  A quorum of  outstanding  shares  for voting on an Amendment to this article shall not be met  unless  95%  or  more of the issued and outstanding shares are present at a properly  called  and  notices  meeting of the Stockholders.  The super-majority set-forth  in  this  Article  only  applies  to  any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an  amendment  to  the  Articles  of  Incorporation  is  517,500;  that the said change(s)  and amendments have been consented to and approved by a majority vote of  the  stockholders  holding  at  least  a  majority  of  each  class of stock outstanding  and  entitled  to  vote  thereon.

               /s/  Fred  Hefferon

               ______________________________________

               Fred  Hefferon,  President

               /s/  John  Riche

               ______________________________________

               John  Riche,  Secretary/Treasurer

State  of  Utah

County  of  Salt  Lake

On April 14, 1999, personally appeared before me, a Notary Public, Fred Hefferon and  John  Riche  who  acknowledged  that  they  executed  the above instrument.

  [NOTARY  SEAL]          /s/  Lynette  Noerring

_______________________________

Notary  Public

ARTICLES OF INCORPORATION

OF

L. PECK ENTERPRISES, INC.

     FIRST.      The  name  of  the  corporation  is:

L. PECK ENTERPRISES, INC.

     SECOND.     Its  principal  office  in  the State of Nevada a is located at 2527  North  Carson  Street,  Suite  205,  Carson City, Nevada  89701, that this corporation  may  maintain  an office, or offices, in such other place within or without  the State of Nevada as may be from time to time designated by the Board of  Directors,  or by the By-Laws of said Corporation, and that this Corporation may  conduct  all  Corporation  business of every kind and nature, including the holding  of  all  meetings  of  Directors and Stockholders, outside the State of Nevada  as  well  as  within  the  State  of  Nevada.

     THIRD.     The  objects for which this Corporation is formed are: To engage in  any  lawful  activity.

     FOURTH.     That  the  total  number of voting common stock authorized that may  be  used  by the Corporation is TWENTY FIVE HUNDRED (2,500) shares of stock without  nominal  or  par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time  to  time  for such considerations as may be fixed from time to time by the Board  of  Directors.

     FIFTH.     The  governing  board  of  this  corporation  shall  be known as directors,  and  the  number  of directors may from time to time be increased or decrease in such manner as shall be provided by the By-Laws of this Corporation, providing  that  the number of directors shall not be reduced to less than three (3),  except  that in cases where all the shares of the corporation are unissued or  owned  beneficially  and  of  record  by either one or two stockholders, the number  of  directors  may be less than three (3) but no less than the number of stockholders.  The name and post office address of the first Board of Directors shall be one  (1)  in  number  and  listed  as  follows:

     NAME

      POST  OFFICE  ADDRESS

     ---------                                 ----------------------------------

Dorothy  J.  Laughlin               2527  N  Carson,  Suite  205,

      Carson  City,  NV   89701

     SIXTH.     The capital stock, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of  the  corporation.

     SEVENTH.     The  name  and post office address of the Incorporator signing the  Articles  of  Incorporation  is  as  follows:

     NAME                                POST  OFFICE  ADDRESS

     ---------                                ----------------------------------

Dorothy  J.  Laughlin               2527  N  Carson,  Suite  205,

      Carson  City,  NV   89701

     EIGHTH.     The  corporation  is  to  have  perpetual  existence.

     NINTH.     In  furtherance and not in limitation of the powers conferred by statute,  the  Board  of  Directors  is  expressly  authorized:

     Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or  amend  the  By-Laws  of  the  Corporation.

     To  fix  the  amount  to  be reserved as working capital over and above its capital  stock  paid  in,  to  authorize and cause to be executed, mortgages and liens  upon  the  real  and  personal  property  of  this  Corporation.

     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the  Corporation,  which,  to  the  extent provided in the resolution, or in the By-Laws  of the Corporation, shall have and may exercise the powers of the Board of  Directors  in the management of the business and affairs of the Corporation.  Such  committee, or committees, shall have such name, or names, as may be stated in  the By-Laws of the Corporation, or as may be determined from time to time by resolution  adopted  by  the  Board  of  Directors.

     When  and as authorized by the affirmative vote of the Stockholders holding stock  entitling  them to exercise at least a majority of the voting power given at  a  Stockholders  meeting  called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and  outstanding,  the  Board of Directors shall have power and authority at any meeting  to  sell,  lease  or  exchange  all  of  the property and assets of the Corporation,  including  its  good  will and its corporate franchises, upon such terms  and conditions as its board of Directors deems expedient and for the best interests  of  the  Corporation.

     TENTH.     No  shareholder  shall  be  entitled  as  a  matter  of right to subscribe  for  or  receive  additional  shares  of  any  class  of stock of the Corporation  whether  now  or  hereafter authorized, or any bonds, debentures or securities  convertible into stock, but such additional shares of stock or other securities  convertible  into stock may be issued or disposed of by the Board of Directors  to  such persons and on such terms as in its discretion it shall deem advisable.

     ELEVENTH.     This  Corporation  reserves the right to amend, alter, change or  repeal  any  provision  contained  in  the Articles of Incorporation, in the manner  now  or  hereafter  prescribed  by  statute,  or  by  the  Articles  of Incorporation,  and  all  rights  conferred upon Stockholders herein are granted subject  to  this  reservation.

     I,  THE  UNDERSIGNED,  being  the  Incorporator  hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Laws of the State  of  Nevada,  do  make  and  file  these Articles of Incorporation, hereby declaring  and  certifying that the facts herein stated are true and accordingly have  hereunto  set  my  hand  this  25th  day  of  March,  1983.

                              /s/  Dorothy  J.  Laughlin

                              _____________________________

                              Dorothy  J.  Laughlin

STATE  OF  NEVADA          )

COUNTY  OF  CARSON       )

On  this  25th  day  of  March,  1983,  in  Carson  City, Nevada, before me, the undersigned,  a  Notary Public in and for the County of Carson, State of Nevada, personally  appeared:

                               Dorothy J. Laughlin

Known  to me to be the person whose name is subscribed to the foregoing document and  acknowledged  to  me  that  he/she  executed  the  same.

NOTARY  SEAL                    /S/  Angela  Zimmerman

    -------------------------------

    Notary  Public